Exhibit 10.2

K-TECH SOLUTIONS COMPANY LIMITED (NASDAQ: KMRK) ANNOUNCES AI and BRAIN-COMPUTER INTERFACE PRODUCT DEVELOPMENT FOR BOARDWARE INTELLIGENCE TECHNOLOGY LIMITED (1204.HK)

HONG KONG & NEW YORK — March 17, 2026 — K-Tech Solutions Company Limited (NASDAQ: KMRK; “K-Tech”), a Hong Kong-based design house specializing in complex electromechanical products and educational hardware, announced signing a memorandum of understanding with Boardware Intelligence Technology Limited (HKEX: 1204.HK; “Boardware”). K-Tech will act as Boardware’s exclusive hardware development and engineering partner for Boardware’s AI and Brain-Computer Interface (BCI) product platform.

This partnership expands K-Tech’s capabilities into AI-enabled wearable and neural-interface hardware. The Company will leverage its expertise in rapid prototyping, precision engineering, and production management to support the commercialization of Boardware’s “Barco” Ecosystem, which integrates neural-signal processing with high-performance hardware architecture to enhance Human-Computer Interaction (HCI).

The Barco Ecosystem & Platform Portfolio

K-Tech will lead the industrial design, hardware architecture and engineering of three flagship products within the Barco platform:

Barco AR Glasses: Advanced wearable displays that merge augmented reality with real-time AI data overlays. K-Tech’s engineering team will focus on ergonomic miniaturization and thermal management for extended use.

BarcoMind: A neural-interface processing hub designed to interpret bio-signals and translate them into AI commands.

BarcoEar: A biometric audio device designed for seamless voice-AI integration and adaptive environmental audio processing.

These products are powered by Barco OS, Boardware’s proprietary operating system designed for low-latency neural data processing. K-Tech will optimize the hardware architecture for Barco OS to support an intuitive, low-latency performance user experience.

“Our partnership with Boardware Intelligence marks an important step in the development of K-Tech Solutions,” said Kenneth Kwok, CEO of K-Tech. “By applying our engineering and production expertise to Boardware’s AI and neural technologies, we are moving beyond traditional electromechanical design into AI-wearables and brain-computing interfaces. This collaboration positions us to participate in emerging areas of AI-enabled hardware and, we believe, strengthens our long-term growth profile.”

The collaboration is expected to accelerate the development cycle of the Barco product line, allowing for a phased market entry starting in late 2026. For investors, this represents K-Tech’s strategic expansion toward technology-intensive hardware manufacturing, positioning the Company as a participant in the development of next-generation AI-enabled devices.

About K-Tech Solutions Company Limited (NASDAQ: KMRK)

K-Tech Solutions Company Limited are principally engaged in the design, development, testing and sale of a diverse portfolio of toy products ranging from simple plastic toy products to more complex electromechanical toy products. Our solution services span across the entire development stage of toy products from design, prototype testing, production management, quality control to after-sales services. We specialize in the development of infant and pre-school educational toys and learning kits.

We started our operation in 2016 and have developed relationships with our customers mainly located in European and North American countries which possess renowned brands and intellectual properties in toy products. We have strong capability in product innovation, design and project management which allow us to provide product development solution to transform conceptual design into prototypes and further into commercialization of toy products. For more information, please visit https://www.k-mark.tech/

About Boardware Intelligence Technology Limited (HKEX: 1204.HK)

Boardware is a premier IT solutions provider and technology innovator. The Company is currently developing the Barco Ecosystem, a suite of AI and brain-computer interface products designed to revolutionize how humans interact with digital environments.

Forward-Looking Statements

Certain statements contained in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

K-Tech Solutions Company Limited Investor Relations Contact:

Unit A, 7/F Mai On Industrial Building

17-21 Kung Yip Street, Kwai Chung

New Territories, Hong Kong

Phone: (+852) 2741 3165

Email: johnnykwok@k-mark.com